UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 25, 2017

Boot Barn Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36711	90-0776290
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15345 Barranca Parkway, Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

(949) 453-4400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On January 25, 2017, Boot Barn Holdings, Inc. (the “Company”), and its subsidiaries entered into an Amendment No.1 to Credit Agreement (the “Amendment”) to the Credit Agreement (the “Credit Agreement”) dated as of June 29, 2015, by and among the Company, Boot Barn, Inc., Sheplers Holding Corporation, Sheplers, Inc., Wells Fargo Bank, National Association, as Administrative Agent, Swingline Lender and Issuing Lender, and Wells Fargo Bank, National Association, as Sole Lead Arranger and Sole Bookrunner, and the other Lenders named therein. The Amendment was entered into in connection with the introduction of a Boot Barn branded credit card, and adds the relevant credit card agreement to the schedule of credit card arrangements in the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 10.1, and of the Credit Agreement, which is filed as Exhibit 10.6 to the Current Report on Form 8-K filed by the Company on July 2, 2015 each of which is incorporated by reference herein.

Item 9.01   Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description of Exhibits

Exhibit 10.1

Amendment No. 1 to Credit Agreement dated as of January 25, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the parties to the Credit Agreement as lenders, the Company, Boot Barn, Inc., Sheplers Holding Corporation, and Sheplers, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOT BARN HOLDINGS, INC.

Date: January 27, 2017	By:	/s/ Gregory V. Hackman
Name: Gregory V. Hackman
Title: Chief Financial Officer

Exhibit List

Exhibit No.	Description of Exhibits

Exhibit 10.1

Amendment No. 1 to Credit Agreement dated as of January 25, 2017, by and among Wells Fargo Bank, National Association, as Administrative Agent, the parties to the Credit Agreement as lenders, the Company, Boot Barn, Inc., Sheplers Holding Corporation, and Sheplers, Inc.